AMENDED AND RESTATED CONTRACT OF EMPLOYMENT
                   FOR CHIEF EXECUTIVE OFFICER


      THIS AMENDED AND RESTATED CONTRACT OF EMPLOYMENT FOR CHIEF EXECUTIVE OFFICER (the "Agreement") is made and entered into to be effective as of the 6th day of FEBRUARY, 2001, by and between Z/I Imaging Corporation, a Delaware corporation (the "Company"), and Lewis N. Graham, Jr. (the "Executive").

                           WITNESSETH:

      WHEREAS, the Executive is currently employed by the Company pursuant to the terms of that certain Contract of Employment for Chief Executive Officer effective as of October 1, 1999; and

      WHEREAS, the Company and the Executive desire to continue that employment relationship and to amend and restate the terms and conditions of such employment;

      NOW, THEREFORE, in consideration of the premises hereof and of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Employment and Term of Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein for the period commencing as of the date set forth above and expiring on September 30, 2002, provided that this Agreement shall be automatically renewed for additional one-year terms unless either party gives written notice to the contrary at least six (6) months prior to expiration of the initial or any renewal term of this Agreement.

     2. Positions and Duties. The Executive shall serve, in name and in fact, as Chief Executive Officer of the Company and shall have such powers and duties as are customarily associated with such position. In addition, if requested and properly elected,
Executive  shall serve on the Company's Board of Directors.   The
Executive shall devote substantially all his working time and efforts to the business and affairs of the Company, shall use his best efforts to advance the best interests of the Company, and shall not engage in outside business activities which interfere with the performance of his duties hereunder.

     3. Representations and Warranties. The Executive represents and warrants that the Executive is under no contractual or other restrictions or obligations that will significantly limit the Executive's activities on behalf of the Company or prohibit or limit the disclosure or use by the Executive of any information which directly or indirectly relates to the nature of the Company or the services to be rendered by the Executive under this Agreement.

     4.   Compensation.

          (a) Base Salary. Until October 1, 2001, the Executive shall receive a base salary at the rate of U.S. $225,000 per annum during the term of this Agreement (as adjusted, the "Base Salary"), payable in substantially equal periodic payments, which shall be made no less frequently than monthly during the period of the Executive's employment hereunder. Beginning on October 1, 2001 and each subsequent October 1 during the term of this Agreement, the Company shall conduct a salary and performance review and shall pay to the Executive the Base Salary determined by the Board of Directors. Notwithstanding anything to the contrary in this Section 4(a), Executive's Base Salary shall be at least U.S. $225,000 per annum during the term of this Agreement.

          (b) Incentive Compensation. In addition to Base Salary, the Executive shall be entitled to receive incentive compensation as
determined   by   the   Board   of  Directors   (the   "Incentive
Compensation"), whether such Incentive Compensation is generally available to employees of the Company or specifically available to Executive.

          (c) Expenses. During the term of his employment hereunder, the Executive shall be entitled to be reimbursed (in accordance with the policies and procedures established by the Board of Directors for Company officers) for all reasonable expenses incurred by him in performing services hereunder, provided that the Executive properly accounts therefor in accordance with Company policy.

          (d) Benefits. During the term of his employment hereunder, the Company shall provide the Executive with the same benefits that it provides generally to its other employees, including but not limited to medical, pension, vacation, bonus, profit-sharing and savings plans and similar benefits as such plans and benefits may be adopted by the Company from time to time.

          (e) Insurance. In addition to life insurance made available to all employees of the Company, the Company shall, at its expense, maintain life insurance payable to the Executive's designated beneficiary in an amount equal to U.S. $1 million.

          (f) Car Allowance. During the term of the Executive's employment hereunder, the Company shall pay the Executive a vehicle allowance equal to U.S. $600 per month.

     5. Indemnification and Insurance. The Company shall indemnify the Executive with respect to matters relating to the Executive's services as an officer and/or director of the Company or any of its  Affiliates (as hereinafter defined) to the extent set  forth in the Company's Bylaws as amended from time to time and in accordance with the terms of any other indemnification which is generally applicable to executive officers of the Company or any of its Affiliates that may be provided by the Company or any such
Affiliate   from  time  to  time.  The  foregoing  indemnity   is
contractual and will survive any adverse amendment to or repeal of the Bylaws. The Company shall also cover the Executive under a policy of officers' and directors' liability insurance providing coverage that is comparable to that provided now or hereafter to any other executive officer or director of the Company. The provisions of this Section 5 shall survive the termination of the Executive's employment for any reason and the term of this Agreement. "Affiliate" means, with respect to the Company, each individual, corporation, trust, partnership, limited partnership, association, limited liability company, joint stock association or other legal entity which controls, is controlled by, or is under common control with the Company.

     6. Offices. In addition to serving as Chief Executive Officer of the Company, the Executive agrees to serve without additional compensation, if elected or appointed thereto, in one or more offices or as a director of any of the Company's subsidiaries or Affiliates.

     7.   Termination.

          (a) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full time basis for ninety
(90) consecutive days, the Company may terminate its obligations hereunder, except for those obligations provided for in Section
8(a) hereof. The determination of whether the Executive is disabled due to physical or mental illness shall be made by a licensed physician satisfactory to the Executive and to the Company.

          (b) Termination Upon Death. If the Executive should die during the term of this Agreement, the Company's obligations under this Agreement shall cease, except for those obligations set forth in
Section 8(a) hereof, and the Executive's employment shall be terminated.

          (c) Termination by the Company. The Company may terminate the Executive's employment hereunder at any time for Cause or for any other  reason.  For the purposes of this Agreement, "Cause" shall
mean:   (i) Executive's willful, intentional or grossly negligent
failure to perform his duties under this Agreement diligently and in accordance with the directions of the Board of Directors; (ii) admission or final conviction of (or plea of guilty, nolo contendere or similar effect to) Executive of a misdemeanor materially adversely affecting the Company or of any felony;
(iii) Executive's commission of an act of fraud against, or Executive's material misappropriation of property belonging to, the Company; or (iv) any material breach by Executive of any provision of this Agreement that is not remedied by Executive within 30 days of Executive's receipt of written notice from the Company, which notice shall include a detailed and specific description of the alleged material breach or breaches.

          (d) Notice of Termination. Any termination by the Company pursuant to this Section 7 shall be communicated by written notice of termination to the other party hereto.

          (e) Resignation as Director. If Executive's employment with the Company is terminated for any reason, and at the time of such termination Executive is serving on the Company's Board of Directors, Executive shall resign his position on the Company's
Board of Directors effective no later than the effective date of the termination of Executive's employment with the Company;
provided, that Executive's obligation to resign as set forth in this Section 7(e) shall be conditioned upon the Company's payment to Executive of all applicable payments and other benefits arising from such termination as required by this Agreement.

     8.   Compensation Upon Termination or During Disability.

          (a) If the Executive's employment is terminated as a result of disability under Section 7(a), the Executive shall receive an amount which, when added to any disability benefits provided for by the Company, equals his Base Salary until the twelve (12) month anniversary of the termination. If the
Executive's employment shall be terminated because of the Executive's death, the Company shall pay to the Executive's estate, in a single lump sum, an amount equal to the Base Salary payable through the six (6) month anniversary of the termination.

          (b) If the Executive's employment shall be terminated for Cause or if the Executive voluntarily terminates his employment, the
Company  shall  pay the Executive his Base Salary earned  through
the  date  on  which his employment is terminated.   The  Company
shall then have no further obligations to the Executive under this Agreement.

          (c) If the Company shall terminate the Executive's employment under this Agreement pursuant to Section 7(c) hereof other than
for  Cause,  then  the  Company  shall  pay  the  Executive,   as
liquidated damages or severance or both, his Base Salary  payable in  substantially equal periodic payments no less frequently than monthly for the longer of (i) a period ending on the twelve  (12)
month anniversary of the termination, or (ii) a period ending on the natural expiration date of the then-current term (without giving effect to automatic renewal terms) of this Agreement.

     9.   Change in Control.

          (a)  In the event:

               (i) a Change in Control (as defined below) occurs during the term of this Agreement and prior to the earlier to occur of the first anniversary of the Change in Control or the expiration of the then-current term of this Agreement, (A) the Executive is terminated by the Company pursuant to Section 7(c), but not for Cause, or (B) the Executive terminates, or gives notice of termination, for Good Reason (as defined below); or
               (ii) prior to the effectiveness of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Company's common stock for the account of the Company in which the aggregate price to the public for shares sold by the Company equals or exceeds $10,000,000, Executive's service as a director of the Company terminates for any reason other than for Cause or Executive's death, disability or resignation;

then, in lieu of any payment and benefits payable pursuant to
Section 8 above, Executive shall be entitled to payment and benefits as set forth in Section 9(b) below.

          (b)  If payment and benefits are required under Section
9(a) above, the Company shall:

               (i) pay to the Executive as severance pay, in one lump sum, in cash, no later than the tenth day following termination, an amount equal to 3 times the Base Salary then in effect; and

               (ii) to the extent that Executive is eligible to, and timely elects to, receive continuation coverage under any group health plan providing coverage which is subject to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations promulgated thereunder ("COBRA"), the Company shall timely reimburse Executive to the extent permitted by law for any premiums required for such COBRA coverage subject to the limitations set forth in this Section 9(b)(ii). The Company's obligation to reimburse Executive shall expire upon the earlier to occur of (A) the date which is 18 months after the date Executive's employment is terminated, or (B) the date that Executive becomes an employee of another company providing Executive with coverage substantially similar to that provided to Executive by the Company immediately prior to the termination of Executive's employment. Notwithstanding anything to the contrary in this Section 9(b)(ii), the payment of premiums by the Company is not intended to alter in any way the provisions of any group health plan of the Company, and all time limits, effects of subsequent coverage and all other relevant provisions of any such plan remain unchanged and shall control Executive's entitlement to coverage or benefits under such plan.

          (c) As used herein, a "Change in Control" means the happening of any of the following:

               (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than the Company or a wholly-owned subsidiary thereof, any employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company's securities having 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

               (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

               (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

          (d) For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events without the Executive's express written consent:

               (i)  the assignment to the Executive by the
     Company of duties inconsistent with the Executive's position, duties, responsibilities and status with the Company immediately prior to a Change in Control, or a change in the Executive's titles or offices as in effect immediately prior to a Change in Control, or any removal of the Executive from or any failure to reelect the Executive to any of such positions; provided, that any such event that occurs in connection with the termination of employment for disability, for retirement, for Cause, as a result of the Executive's death, or by the Executive other than for Good Reason, shall not fall within the purview of this Section 9(d)(i);

               (ii) a reduction by the Company in the Executive's
     Base Salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement;

               (iii) a relocation of the Company's principal executive offices to a location outside of Huntsville, Alabama, or the Executive's relocation, as required by the Company, to any place other than the location at which the Executive performed the Executive's duties prior to a Change in Control, except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations at the time of a Change in Control;

               (iv) any material breach by the Company of any provision of this Agreement; or

               (v) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

     10. Binding Agreement. This Agreement and all obligations of the Company hereunder shall be binding upon the successors and assigns of the Company. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives,
executors,   administrators,  successors,  heirs,   distributees,
devisees, and legatees.

     11. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:

          Lewis N. Graham, Jr.
          104 Marquise Way
          Madison, Alabama 35758

     If to the Company:

          Z/I Imaging Corporation
          301 Cochran Road, Suite 9
          Huntsville, Alabama 35824
          Attn: Corporate Secretary

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     12. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city, and other taxes as shall be required pursuant to any law or government regulation or ruling.

     13. Enforcement of Agreement. The Company shall pay or reimburse the Executive for all costs and expenses (including court costs and reasonable attorney's fees) incurred by the Executive in connection with any litigation seeking to enforce the Executive's rights under this Agreement, provided that the Executive is substantially successful in such litigation.

     14. Governing Law. This Agreement shall be construed according to the laws of Alabama, without giving effect to the principles of conflicts of laws of such state.

     15. Amendment; Modification; Waiver. This Agreement may be amended only by the written agreement of the parties hereto. No provisions of this Agreement may be modified, waived, or discharged  unless  such waiver, modification,  or  discharge  is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     16.  Binding Effect.

          (a) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer, or delegate this Agreement or any rights or obligations
hereunder  except  as  expressly provided  for  herein.   Without
limiting the generality of the foregoing, Executive's right to receive payments hereunder shall not be assignable, transferable, or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by his will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this paragraph, the Company shall have no liability to pay any amount so attempted to be assigned, transferred, or delegated.

          (b) The Company and Executive recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and Executive hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus, or other appropriate remedy to enforce performance of this Agreement.

     17. Entire Contract. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements, employment contracts and understandings, both written and oral, express or implied with respect to the subject matter of this Agreement, including the Contract of Employment for Chief Executive Officer effective October 1, 1999, between the Executive and the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              Z/I IMAGING CORPORATION


                              By:    /s/ J. W. Meadlock
                                     -------------------
                              Name:  JIM MEADLOCK
                                     -------------------
                              Title: CHAIRMAN
                                     -------------------


                               /S/ Lewis N. Graham Jr.
                              --------------------------
                              Lewis N. Graham, Jr.